EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

Kenneth D. Fuller, Trustee and President, and Richard F. Sennett, Principal Financial Officer of Western Asset/Claymore Inflation-Linked Opportunities & Income Fund (the “Registrant”), each certify to the best of his knowledge that:

1.                          The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2013 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                          The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Trustee and President	Principal Financial Officer
Western Asset/Claymore Inflation-Linked	Western Asset/Claymore Inflation-Linked
Opportunities & Income Fund	Opportunities & Income Fund

/s/Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett
Date: August 28, 2013	Date: August 28, 2013

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.